Exhibit 10.1

STOKE THERAPEUTICS, INC. (“Company”)

Non-Employee Director Compensation Policy

Approved as of September 9, 2024 (the “Approval Date”)
Amended as of February 12, 2025

Each member of the Board of Directors (the “Board”) of Stoke Therapeutics, Inc. (the “Company”) who is a non-employee director of the Company (each such member, a “Non-Employee Director”) will receive the compensation described in this Non-Employee Director Compensation Policy (the “Policy”) for his or her Board service. The Board and its Compensation Committee shall adhere to the Policy in approving and awarding Non-Employee Director compensation. The Company’s Compensation Consultant (defined below) shall be provided a copy of the Policy.

This Policy may be further amended or terminated at any time in the sole discretion of the Board, except for certain requirements that may not be amended or terminated before December 31, 2029 (the “Restriction Period”), as indicated herein.

A Non-Employee Director may decline all or any portion of his or her compensation by giving notice to the Company prior to the date cash is to be paid or equity awards are to be granted, as the case may be.

Role of Compensation Consultant

The Board or the Compensation Committee of the Board (the “Compensation Committee”) shall retain an independent compensation consultant (the “Compensation Consultant”) on an annual basis to conduct an analysis of Non-Employee Director compensation at peer companies and annually review the Company’s peer group for purposes of assessing Non-Employee Director compensation (the “Peer Group”). The Compensation Consultant will make recommendations to the Board or Compensation Committee concerning adjustments to the Peer Group and the levels of compensation paid to the Company’s Non-Employee Directors. The consultant shall assess the Peer Group annually and will select companies as peers which are: (a) operating in the same industry as the Company (by reference to GICS code or similar reasonable identities); (b) similar in size to the Company based on market capitalization, revenues, or employees, as determined based on the advice of the Compensation Consultant and recognizing that similarity in size and industry may include a range in order to accurately capture the market for directors; (c) have a market capitalization between .33 and 3 times the market capitalization of the Company as of the date of selection. If the Compensation Consultant recommends removal of a company from the Peer Group for any reason, including if a company falls outside of the required market capitalization range, that company shall be excluded from the Peer Group at such time the Peer Group is approved for that year. The requirements set forth in this “Role of Compensation Consultant” section shall apply through the Restriction Period.

Cash Compensation

For the calendar year 2025, cash compensation payable to each Non-Employee Director shall consist of the following annual fees, which shall be paid quarterly and shall be pro-rated for partial quarters served.

•
General Board Service Fee: $40,000

•
Non-Executive Chairman Fee: $35,000

•
Committee Chair Service Fee (in addition to General Board Service Fee; in lieu of

Non- Chair Committee Member Service Fee set forth below):
o
Audit Committee chair: $20,000
o
Compensation Committee chair: $15,000
o
Nominating and Governance Committee chair: $10,000
•
Non-Chair Committee Member Service Fee (in addition to General Board Service Fee; not in addition to Committee Chair Service Fee):
o
Audit Committee member: $10,000
o
Compensation Committee member: $7,500
o
Nominating and Governance Committee member: $5,000

During the Restriction Period, the cash compensation paid to the Non-Employee Directors shall each not exceed the 65th percentile of Company’s Peer Group for the year in which the compensation is approved and determined at the time the Board approves annual Non-Employee Director compensation.

Equity Compensation

Each Non-Employee Director will be eligible to receive either stock options to purchase shares of the Company’s common stock (“Options”) or restricted stock units to acquire shares of the Company’s common stock (“RSUs” and together with Options, “Awards”) under the Company’s 2019 Equity Incentive Plan (the “Equity Plan”) or any successor equity incentive plan as described below for service on the Board, with the amounts and terms of such equity compensation to be determined by the Board on an annual basis. During the Restriction Period, the Awards shall be calculated at the time of the grant and granted in terms of a designated Value (as defined below) and not a fixed number of shares.

Equity Compensation – Initial Award

Any Non-Employee Director of the Board being newly appointed to the Board will receive an Award to acquire a number of shares determined based on a Value (as defined below) designated by the Board (such award, the “Initial Award”) under the Equity Plan (unless the Board affirmatively determines that any Non-Employee Directors shall not receive an Initial Award under this Policy).

As of the Approval Date, the Initial Award shall consist of an Option to acquire such number of shares of the Company’s common stock calculated based on a Value equal to 2x the Value of the Annual Award (defined below), on the date the Initial Award is granted (the “Initial Award Grant Date”).

“Value” (for the purposes of determining the number shares that will be subject to an Award under the Policy) means the grant date fair value of the Award determined in accordance with ASC 718.

As of the Approval Date, the Initial Award shall vest as to 1/12th of the total shares on each quarterly anniversary of the Initial Award Grant Date, such that the grant will become fully vested and exercisable on the three-year anniversary of the Initial Award Grant Date, so long as the Non-Employee Director continues to provide Service (as defined in the Equity Plan) to the Company through any given vesting date. If a Non-Employee Director’s Service ends on the date of vesting, then the vesting shall be deemed to have occurred.

The Initial Award shall accelerate in full upon the consummation of a Corporate Transaction (as defined in the Equity Plan), subject to the applicable Non-Employee Director’s continued Service to the Company as of immediately prior to such Corporate Transaction.

Equity Compensation – Annual Award

On the date of each annual meeting of the Company’s stockholders (the “Annual Meeting”), each Non-Employee Director who is serving on the Board prior to, and will continue to serve on the Board following, the Annual Meeting will receive an Award to acquire a number of shares determined based on a Value (as defined below) designated by the Board (such award, the “Annual Award”) under the Equity Plan. During the Restriction Period, the Annual Award shall not exceed the 65th percentile of the Company’s Peer Group for the year in which the compensation is approved and determined at the time the Board approves annual Non-Employee Director compensation.

For the calendar year 2025, the Annual Award shall consist of an Option to acquire such number of shares of the Company’s common stock calculated based on a Value of $224,000 on the Annual Award Grant Date (as defined below).

The Annual Award will automatically be granted on the date of the Annual Meeting of the Company’s stockholders (the “Annual Award Grant Date”).

As of the Approval Date, the Annual Award shall vest on the earlier of (i) the one-year anniversary of the Annual Award Grant Date and (ii) the date of the next Annual Meeting, in each case, so long as the Non-Employee Director continues to provide Service to the Company through such date. If a Non-Employee Director’s Service ends on the date of vesting, then the vesting shall be deemed to have occurred.

The Annual Award shall accelerate in full upon the consummation of a Corporate Transaction (as defined in the Equity Plan), subject to the applicable Non-Employee Director’s continued Service to the Company as-of immediately prior to such Corporate Transaction.

Compensation Limit

Notwithstanding any other provision of this Policy to the contrary, in no event will the total amount of compensation payable to any Non-Employee Director exceed the limits set forth in Section 13(a) of the Equity Plan.